Exhibit 10.38

                         Website Co-operation Agreement

Party A:      MyWeb Network Systems (Beijing) Co., Ltd.
Party B:      Shenzhen Prosperity Systems Co., Ltd.

Party A:
Address: Unit 905, South Office Tower, Beijing New World Center. No.3-A Chongwenmenwai Street, Beijing.
Contact Person: Mr. Lai Yongsai
Zip Code:     100062
Tel:          010-67082361
Fax:          010-67082398


Party B:
Address:      20A-B-C, Development Bank Tower, Shen'nan Avenue, Shenzhen.
Contact Person: Mr. Zhang Jie
Zip Code:     518010
Tel:          0755-5870527
Fax:          0755-587-542


After friendly negotiation between both parties, the following agreements were reached for future co-operation:

Clause 1. Co-operation

1.   As partners, each party will establish hyperlink onto the website.

2. Party B will provide Party A with some of its website news resources [***] on Party A's relevant channel. Party B's Chinese company name as well as its website address (http://www.stock2000.com.cn) should indicate when the information resources are used. The information resources includes nationwide financial news, Hong Kong and Taiwan financial news, international financial news, enterprises' financial news, financial updates of the Shanghai Stock Exchange and Shenzhen Stock Exchange, real time remarks and share commentary articles as well.

3. Party A will make use of the ASP page supplied by Party B [***] for the market situation report. All the data and resources that Party A uses will be programmed and edited by Party B on Party B's server. The webpage layout and size should be provided by Party A while the information on market situation will be provided by Party B which includes: Shenzhen non-ordinaries index and Shanghai all ordinaries index with real time chart explanation, top 5 gainers in the Shenzhen Stock Exchange and Shanghai Stock Exchange, top 5 highest cash flow in Shenzhen Stock Exchange and Shanghai Stock Exchange, on time market situation and basic information of the above mentioned shares. The system should automatically generate a new webpage [***].

4. The content designed and programmed by Party A can be quoted by Party B [***]. Party A's company name and the hyperlink address should be indicated when the information is used.

5. During the co-operation period, both parties shall mutually, jointly and actively promote this co-operation project via their respective websites and media resources, including advertising on the website and other promotional activities.

6. Both parties intent to establish close co-operation and friendly partnership by working together, including Party B supplying to Party A real time market information, historical market information, technical help line, individual stock recommendation, market news and analysis, financial news commentary and all shares information provided by Party B. Detailed co-operation clauses will be outlined in another agreement.

7. Party B guarantees that Party A will not be involved in any copyright disputes when using market information provided by Party B.


Clause 2. Copyright

Without the consent of the other party, each party shall not alter the content/information provided by the other party or furnish the contents to any third party/parties


Clause 3. Co-operation Term

The co-operation will commence from 30th, Oct. 1999 and end in 30th, Oct. 2000 with a contract period of one year.


Clause 4. Responsibilities

Neither Party A nor Party B has the right to disclose the details of this agreement without the other party's consent.


Clause 5. Termination of Agreement

1. The agreement will be terminated according to the contract term marked by Clause 3.

2. Each party has the right to terminate the contract by issuing a written notice in advance to the other party in case of a breach of contract by the other party.

3. If one of the parties breach Clause 4 of the contract, the other party is entitled to immediately terminate the execution of the agreement and to seek all legal responsibilities from the party that breaches the agreement.


Clause 6.

This agreement is in accordance with the relevant laws of the People's Republic of China.


Clause 7. Responsibilities for Breach of Contract

The party who breaches the contract has to assume the legal responsibilities.


Clause 8.

In the event of any disagreements, both parties will resolve the disagreement based on friendly negotiation.


Clause 9.

Two copies of the agreement were prepared for both parties and will be effective after being signed by both parties together with company chops.


Party A:      MyWeb Network Systems      Party B:    Shenzhen Prosperity Systems
              (Beijing) Co., Ltd                     Co.,Ltd

Date:         27.10.1999                 Date:       22.10.1999

Signature:      /s/ Xu Hui               Signature:    /s/ Huang Dan
              -----------------------                ---------------------------
               Xu Hui                                  Huang Dan